Exhibit 10.12


                              FIRST ESSEX BANK, FSB
                                296 Essex Street
                          Lawrence, Massachusetts 01842



                                _______ __, 1996



Mr. Irving J. Goss
4 Old Forge Road
Barrington, Rhode Island  02806



         Re:  Employment and Severance Arrangements

Dear Mr. Goss:

         This letter agreement (this "Agreement") sets forth the parties' understanding and agreement as to certain employment and severance arrangements between you (the "Employee") and First Essex Bank, FSB (the "Employer").

         1. Employment and Compensation.

                  (a) From and after the date hereof, the Employee shall be employed by the Employer as an employee at will. During his employment hereunder, the Employee shall, subject to the direction and supervision of the Board of Directors of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing the Employee from:

                           (i) investing his assets in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

                           (ii) serving on the board of directors of any company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or



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                           (iii)  engaging  in  religious,  charitable  or other
         community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

                  (b) The Employee shall be paid a total salary at the rate of $100,000 per year. The Employee's salary shall be payable in periodic installments in accordance with the Employer's usual practice for employees employed in a management capacity.

         2. Benefits. During the term of his employment hereunder, the Employee shall be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for employees of the Employer employed in a management capacity. Such participation shall be in accordance with the provisions of Section 5.12(a) of the Agreement and Plan of Reorganization dated as of August 5, 1996, as amended, by and among First Essex Bancorp, Inc. ("Parent"), Finest Financial Corp. ("Finest") and Pelham Bank and Trust Company ("Pelham") (the "Acquisition Agreement"), to the extent applicable, and subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employer and (iii) the discretion of the Board of Directors of the Employer or any administrative or other committee provided for in or contemplated by such plan.

         3. Outplacement Services. In the event of the termination of the Employee's employment under the provisions of Section 4(a) hereof, the Employee shall be entitled to such reasonable outplacement services as may be agreed to by the parties for a period of up to one (1) year or earlier if the Employee finds comparable employment prior thereto. The Employer shall contribute up to $12,000 for payment of such outplacement services.

         4. Termination and Termination Benefits.

                  (a) Either the Employer or the Employee may terminate the Employee's employment hereunder for any reason, with or without cause, at any time. If, at any time hereafter up to the first anniversary of the date hereof, either the Employee terminates his employment or the Employer terminates such employment without cause, then upon such termination the Employee shall be paid a lump sum severance payment equal to the sum of (x) the remaining balance, if any, of the Employee's total salary payable for such full year of employment under
         Section 1(b) hereof and (y) $125,000.00. If the Employer terminates the employment of the Employee for cause, then the Employee shall not be entitled to receive any payment hereunder, other than any accrued salary through the date of such termination.

                  (b)  Reference  in  Section  4(a)  above  to  the   Employer's
         termination of the Employee's employment "for cause" shall mean, and shall be limited to, the following:

                           (i) The Employee has been convicted of, or has pleaded guilty or nolo contendere to, a felony or any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Employer;



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                           (ii)     The Employee has engaged in gross negligence
                                    or  willful  misconduct  or fails to fulfill
                                    any and  all  fiduciary  obligations  he may
                                    have in connection  with the  performance of
                                    his services hereunder or fails to perform a
                                    portion of his  duties and  responsibilities
                                    hereunder,  which failure continues for more
                                    than  thirty  (30) days  after the  Employee
                                    receives  written  notice from the  Employer
                                    setting  forth  in  reasonable   detail  the
                                    nature of such failure;

                           (iii) The Employee has committed any act which submits the Employer to criminal liability, unless such act was expressly directed or approved by vote or resolution of the Board of Directors of the Employer;

                           (iv) The Employee violates, or willfully causes the Employer to violate, a material provision of any federal or state banking or securities law.

         5. Termination by Operation of Law. The Employee's employment with the Employer shall terminate:

                           (i) if the  Employee  is removed  and/or  permanently
                  prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or
                  (g)(1)), as of the effective date of the order;

                           (ii) if the  Employer  is in default  (as  defined in
                  Section 3(x)(1) of the Federal Deposit Insurance Act), as of the date of default; or

                           (iii) except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer, by the Director of the Office of Thrift Supervision (the "Director") or his or her designee,
                  (x) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (y) at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition.

         6. Suspension of Agreement. Notwithstanding any other provisions of this Agreement, the Employee's employment hereunder shall be suspended if the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or
(g)(1) of the  Federal  Deposit  Insurance  Act (12 U.S.C.  ss.  1818(e)(3)  and
(g)(1)) as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Employee all or part of the compensation withheld while this Agreement was suspended pursuant to this Section 6 and (ii) reinstate (in whole or in part) any of its obligations which were suspended.




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         7. Miscellaneous.

         7.1 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or transmitted by telecopy, addressed, in the case of the Employee, to the last address therefor on file with the Employer or, in the case of the Employer, to the executive offices of its parent holding company, First Essex Bancorp, Inc. ("Parent"), and any such notice or communication shall be deemed to have been given as of the date received by the recipient thereof.

         7.2 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         7.3 Complete Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, including without limitation that certain Employment Agreement dated as of November 21, 1995, by and among Finest, Pelham (the predecessors through merger to Parent and the Employer) and the Employee and any provisions contained in the Acquisition Agreement, including without limitation Schedule
5.12 thereto, other than those provisions contained in Section 5.12(a) of the Acquisition Agreement referred to in Section 2 above, with respect to its subject matter. Any amendment to this Agreement must be in writing and signed by each of the parties.

         7.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each party and delivered to each of the parties.

         7.5 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

         7.6 Captions. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

         7.8 Waivers. No failure or delay by either party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future or other exercise of such right or remedy, or of any other right or remedy, by such party.


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         If the foregoing  accurately  reflects your understanding and agreement as to the subject matter contained herein, please so indicate by signing this Agreement where indicated below.

                                          Very truly yours,

                                          FIRST ESSEX BANK, FSB



                                          By:___________________________________
                                             Leonard A. Wilson, President

Accepted by and agreed to as of the date set forth above:



--------------------------------
Irving J. Goss